UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2013

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Regulation FD Disclosure.

On April 18, 2013, we entered into replacement employment agreements with our Chief Financial Officer and Treasurer, Timothy R. Brady, and our Vice President of Finance, Nicholas Q. Dillon. Each employment agreement has an initial term of three years and is eligible for automatic renewal for successive one-year terms and further extension upon a Change in Control (as defined in our 2011 Equity Incentive Plan).

Under his new employment agreement, Mr. Brady is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an initial annual base salary of $200,000 and an annual bonus with a target of 100% of his annual base salary payable in cash, equity or a combination of the two, subject to the discretion of our compensation committee or board of directors and based on his meeting or exceeding mutually agreed upon performance goals. If Mr. Brady’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. Brady for good reason (as defined in the agreement), then Mr. Brady will be eligible to receive an amount equal to one times his annualized base salary as of the date of the termination plus the pro rata portion of the greater of (x) his actual annual incentive bonus paid for the most recent completed fiscal year and (y) his target annual incentive bonus for the fiscal year in which the termination occurs.

Under his new employment agreement, Mr. Dillon is entitled to receive, in addition to participation in benefits and retirement plans generally available to our employees, an initial annual base salary of $115,000 and an annual bonus with a target of 50% of his annual base salary payable in cash, equity or a combination of the two, subject to the discretion of our compensation committee or board of directors and based on his meeting or exceeding mutually agreed upon performance goals. If Mr. Dillon’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. Dillon for good reason (as defined in the agreement), then Mr. Dillon will be eligible to receive an amount equal to one times his annualized base salary as of the date of the termination.

The descriptions in this report of the material terms and conditions of the compensatory arrangements with Mr. Brady and Mr. Dillon are qualified by the text of their respective employment agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement with Timothy R. Brady, dated April 18, 2013

10.2	Employment Agreement with Nicholas Q. Dillon, dated April 18, 2013

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	DAKOTA PLAINS HOLDINGS, INC.

/s/ Craig M. McKenzie
Craig M. McKenzie Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Employment Agreement with Timothy R. Brady, dated April 18, 2013	Filed Electronically
10.2	Employment Agreement with Nicholas Q. Dillon, dated April 18, 2013	Filed Electronically